UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2012

NAVISTAR INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-9618	36-3359573
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

2701 Navistar Drive Lisle, Illinois		60532
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (331) 332-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of October 5, 2012, Navistar International Corporation (the “Company”) entered into (1) a Settlement Agreement (the “Icahn Settlement Agreement”) with Carl C. Icahn, Icahn Partners Master Fund LP, Icahn Partners Master Fund II LP, Icahn Partners Master Fund III LP, Icahn Offshore LP, Icahn Partners LP, Icahn Onshore LP, Beckton Corp., Hopper Investments LLC, Barberry Corp., High River Limited Partnership, Icahn Capital LP, IPH GP LLC, Icahn Enterprises Holdings L.P. and Icahn Enterprises G.P. Inc. (collectively, the “Icahn Group”); and (2) a Settlement Agreement (the “MHR Settlement Agreement,” and together with the Icahn Settlement Agreement, the “Settlement Agreements” ) with Mark H. Rachesky, M.D., MHR Holdings LLC, MHR Fund Management LLC, MHR Institutional Advisors III LLC, MHR Capital Partners Master Account LP, MHR Capital Partners (100) LP, MHR Advisors LLC, and MHR Institutional Partners III LP (collectively, the “MHR Group”). The Settlement Agreements provide for the appointment of one person mutually agreed upon and designated by the Icahn Group and the MHR Group (the “Mutual Designee”) to the Board of Directors (the “Board”) of the Company, subject to the approval of the Company (such approval not to unreasonably withheld), in replacement of an incumbent director.

On December 10, 2012, Samuel Merksamer was chosen as the Mutual Designee by the Icahn Group and the MHR Group, and the Company approved Mr. Merksamer’s appointment as a director. Mr. Merksamer was also appointed a member of the Board’s Audit and Compensation Committees on December 11, 2012.

As a director of the Company, Mr. Merksamer will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on January 20, 2012. The compensation generally consists of an annual retainer in the amount of $120,000 ($20,000 which is to be paid in the form of restricted stock) and an annual stock option grant of 5,000 options. The annual retainer (including the $20,000 paid in the form of restricted stock) to be received by Mr. Merksamer will be pro-rated accordingly.

Also on December 10, 2012, Diane H. Gulyas gave notice of her request to retire as a member of the Board, which became effective upon acceptance by the Board on December 10, 2012.

A copy of the press release announcing Mr. Merksamer’s appointment and Ms. Gulyas’ retirement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

In accordance with General Instruction B.2. to Form 8-K, the following information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Navistar International Corporation (the “Company”), the nation’s largest combined commercial truck, school bus and mid-range diesel engine producer, will present via live web cast its fiscal 2012 fourth quarter financial results on Wednesday, December 19th. A live web cast is scheduled at approximately 9:00 AM ET. Speakers on the web cast will include Lewis Campbell, Executive Chairman and Chief Executive Officer, A. J. Cederoth, Executive Vice President and Chief Financial Officer, and other company leaders.

The web cast can be accessed through a link on the investor relations page of Navistar’s web site at http://www.navistar.com/navistar/investors/webcasts. Investors are advised to log on to the website at least 15 minutes prior to the start of the web cast to allow sufficient time for downloading any necessary software. The web cast will be available for replay at the same address approximately three hours following its conclusion, and will remain available for a period of 10 days.

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, and Navistar RV brands of recreational vehicles. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.navistar.com/newsroom.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAVISTAR INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Andrew J. Cederoth
Name: Title:	Andrew J. Cederoth Executive Vice President and Chief Financial Officer

Dated: December 12, 2012

Exhibit Index

Exhibit No.	Description

99.1	Press Release.